UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2010

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 7, 2010, the Compensation Committee of the Board of Directors of MKS Instruments, Inc. (the "Company") approved the 2010 base salaries of, and the Company's 2010 Management Incentive Bonus Plan for, the Company's named executive officers. The Summary of 2010 Salaries of Named Executive Officers is attached as Exhibit 99.1 to this Current Report on Form 8-K. A Summary of the 2010 Management Incentive Bonus Plan is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On February 8, 2010, the Board of Directors approved changes to the automatic grant program of RSUs to non-employee directors, under the Company's 2004 Stock Incentive Plan. The changes provide that initial RSU grants to new directors will be in the amount of 7,500 shares, and annual grants of RSUs to incumbent non-employee directors will be in the amount of 6,000 shares, in each case subject to vesting. The Summary of the Equity Compensation for Non-Employee Directors is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Summary of 2010 Salaries of Named Executive Officers

99.2 Summary of 2010 Management Incentive Bonus Plan for Named Executive Officers

99.3 Summary of Equity Compensation for Non-Employee Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

February 12, 2010	By:	/s/ Ronald C. Weigner

Name: Ronald C. Weigner
Title: Vice President of Finance & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Summary of 2010 Salaries of Named Executive Officers
99.2	Summary of 2010 Management Incentive Bonus Plan for Named Executive Officers
99.3	Summary of Equity Compensation for Non-Employee Directors